UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 12, 2015

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015 the Board of Directors (the “Board”) of Lifeway Foods, Inc. (the "Company") appointed Mariano Lozano as the new Stockholder Nominee (as defined in that certain Stockholders’ Agreement among the Company, Danone Foods, Inc. (“Danone”), Michael Smolyansky and the other stockholders listed on the signature pages thereto, dated October 1, 1999, as amended) named by DS Waters, LP (as the related successor to Danone) to fill the vacancy on the Board created by the resignation of Gustavo Carols Valle.

Mr. Lozano, 48, is an Argentine citizen and was appointed President and CEO of the Dannon Company, Inc., effective January 1, 2014. From March 2009 to December 2013, Mr. Lozano was General Manager of DANONE Brazil. Mr. Lozano started his career in various sales functions at Cerveceria y Malteria Quilmes, leader of the Argentinean beer market, and was then appointed Sales Director of Pilsbury Argentina. Mr. Lozano joined DANONE in March, 2000 as General Manager of Logistica La Serenisima S.A., in charge of sales and distribution for DANONE and La Serenisima products in Argentina. From 2004 to 2006 he was General Manager of DANONE Slovakia and from January 2006 to May 2009, General Manager of DANONE Clover (Pty) in South Africa. Mr. Lozano has been designated by DS Waters, LP (as the related successor to The Dannon Company, Inc.) to be its representative to the Board. Mr. Lozano holds an Industrial Engineer Diploma from the University of Buenos Aires, Argentina and brings deep industry experience.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: March 18, 2015	By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer, Secretary and Treasurer